EXHIBIT 10.21


                       PREFERRED STOCK PURCHASE AGREEMENT


         Preferred Stock Purchase Agreement (the "Agreement") dated as of December 20, 1996 between Big Entertainment, Inc., a Florida corporation (the "Company") and Auric Partners Limited (the "Purchaser").


                                R E C I T A L S:

         A. The Company desires to sell shares of the Company's 4% $100 Convertible Series C Preferred Stock, par value $.01 per share (the "Preferred Stock"), to the Purchaser pursuant to this Agreement in part to finance the expansion of its retail operations and for general corporate purposes.

         B. The Purchaser desires to purchase shares of Preferred Stock pursuant to this Agreement on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

         1. PURCHASE OF PREFERRED STOCK. The Company hereby sells, conveys and transfers to the Purchaser and the Purchaser hereby purchases from the Company the number of shares of the Preferred Stock set forth on Schedule I hereto. The terms of the Preferred Stock are as set forth in an Amendment to the Company's Articles of Incorporation (the "Articles of Amendment") filed with the Florida Secretary of State pursuant to Sections 607.0602 and 602.1006 of the Florida Business Corporation Act, the form of which Articles of Amendment is attached as Exhibit A hereto. The purchase price for the Preferred Stock (the "Purchase Price") is $100 per share.

         2. DELIVERIES BY THE PARTIES. On the date hereof:

              (a) The Company will deliver to the Purchaser (i) a certificate evidencing its shares of the Preferred Stock; (ii) a Good Standing Certificate for the Company issued by the Secretary of State of Florida; (iii) a certified copy of resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated hereby; (iv) the legal opinion of Broad and Cassel, counsel to the Company, in form and substance reasonably satisfactory to the Purchaser; and (v) appropriate evidence of the filing and recordation of the Articles of Amendment pursuant to Florida law.

              (b) The Purchaser will deliver to the Company payment, by wire transfer, of the Purchase Price for its shares of the Preferred Stock.

         3. USE OF PROCEEDS. The Company agrees that not less than 50% of the proceeds from the sale of the Preferred Stock hereunder, net of commissions and expenses of Keane Securities, Co., Inc., the placement agent for the sale of the Preferred Stock (the "Placement

Agent"), will be used by the Company for the development, construction and operation of Entertainment Super/bulletKiosks or in-line retail facilities and the balance of such net proceeds will be used for general working capital purposes.

         4. REPRESENTATIONS OF THE PURCHASERS. The Purchaser acknowledges, represents and warrants as follows:

              (a) RECEIPT OF CORPORATE INFORMATION. All requested publicly-available documents, records and books pertaining to the Company and the offer and sale hereby of the Preferred Stock and the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), into which the Preferred Stock is convertible (the "Conversion Shares" and, together with the Preferred Stock, the "Securities"), including, without limitation, the Company's Annual Report on Form 10-KSB for the Year Ended December 31, 1995 (the "Form 10-KSB") and Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1996 (the "Form 10-QSB"; the Form 10-KSB and the Form 10-QSB are collectively referred to herein as the "SEC Documents"), have been delivered to the Purchaser and/or its advisors, and all of the Purchaser's questions and requests for information have been answered to the Purchaser's satisfaction.

              (b) RISKS. The Purchaser acknowledges and understands that the purchase of the Securities involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Purchaser may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and
(iii) in the event of a disposition, the Purchaser could sustain a complete loss of its entire investment. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company; has evaluated such merits and risks, including risks particular to the Purchaser's situation; and the Purchaser has determined that this investment is suitable for the Purchaser. The Purchaser has adequate financial resources and can bear a complete loss of the Purchaser's investment.

              (c) ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

              (d) INVESTMENT INTENT. The Purchaser hereby represents that the Securities being purchased hereunder are being acquired for the Purchaser's own account with no intention of distributing such securities to others. The Purchaser has no contact, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute for the Purchaser the Securities being purchased hereunder or any interest therein. The Purchaser is presently not engaged, nor does the Purchaser plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the securities being purchased hereunder or any interest therein.

              (e) COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. The Purchaser understands that the Securities being offered and sold hereunder have not been registered under the Securities Act. The Purchaser understands that the Securities being offered and sold hereunder must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Purchaser understands that its right to transfer the Securities being purchased hereunder will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Purchaser realizes that it may not be able to sell or dispose of the Securities being purchased hereunder as there may be no public or other market for them. The Purchaser understands that certificates evidencing the Securities being purchased hereunder shall bear a legend substantially as follows:

              The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) an opinion (reasonably satisfactory to the Company) of counsel that registration is not required.

              (f) AUTHORITY; ENFORCEABILITY. The Purchaser has the full right, power, and authority to execute and deliver this Agreement and perform its obligations hereunder.

              (g) NONCONTRAVENTION. This Agreement constitutes a valid and legally binding obligation of the Purchaser and neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to the Purchaser or any contract, commitment, agreement or restriction of any kind to which the Purchaser is a party or by which its assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to the Purchaser.

              (h) APPROVALS. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation of the transactions described herein.

              (i) PLACEMENT AGENT'S COMPENSATION. The Purchaser acknowledges that the Placement Agent, as compensation for its having assisted the Company in the placement of the Preferred Stock hereunder, will receive (i) a fee equal to 8% of the Purchase Price of the shares of the Preferred Stock offered and sold hereunder; (ii) reimbursement of the Placement Agent's accountable expenses up to a maximum of $50,000; and (iii) five-year warrants to purchase 47,430 shares of the Company's Common Stock at a price of $6.325 per share.

              (j) SUBSEQUENT SALES. The Purchaser acknowledges that the Company may from time to time raise additional capital, which may include, but not be limited to, subsequent offers and sales by the Company ("Subsequent Sales") of additional shares of Preferred Stock (with the same or different terms), which shares shall have in the aggregate a total purchase price of not more than $10,000,000. Nothing herein shall prohibit the Company from offering or selling additional shares of preferred stock in addition to the Preferred Stock, provided, however, that such shares shall rank junior to the Preferred Stock with respect to payment of dividends and liquidation rights, unless otherwise consented to by the holders of the Preferred Stock as provided in the Articles of Amendment.

              (k) OUTSTANDING SERIES A AND SERIES B PREFERRED STOCK. The Purchaser acknowledges that the Preferred Stock offered and sold hereby shall be junior to the Company's Series A Variable Rate Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Variable Rate Convertible Preferred Stock (the "Series B Preferred Stock") as to payment of dividends and rights upon liquidation.

              (l) CONSENTS TO AMENDMENTS TO ARTICLES OF INCORPORATION. The Purchaser hereby consents to the filing of an amendment or amendments to the Company's Articles of Incorporation to effect any adjustments to the Preferred Stock contemplated by Section 7 hereof.

         5. REPRESENTATIONS OF THE COMPANY. The Company acknowledges, represents and agrees as follows:

              (a) CORPORATE ORGANIZATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power, authority and legal right to own its properties and to conduct the businesses in which it is now engaged. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the ownership or lease of its assets or the operation of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, operations, property or financial or other condition of the Company (a "Material Adverse Effect").

              (b) AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to perform all of its covenants and agreements hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

              (c) ENFORCEABILITY. This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally or by the principles governing the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies thereunder; (ii) applicable laws and court decisions which may limit or render unenforceable certain terms and provisions contained therein, but which in our opinion do not substantially interfere with the practical realization of the benefits thereof, except for the economic consequences of any procedural delay which may be imposed by, relate to or result from such laws and court decisions; and (iii) the limitations on the enforceability of the securities indemnification provisions set forth herein by reason of matters of public policy.

              (d) NONCONTRAVENTION. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor the performance by the Company of its covenants and agreements hereunder (i) violates any provision of the Articles of Incorporation or By-Laws of the Company; (ii) violates any existing law, statute, ordinance, regulation, or any order, judgment or decree of any court or governmental agency to which the Company is a party or by which the Company or any of its assets is bound; or
(iii) conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any indenture, mortgage, real property lease, securities purchase agreement, credit or loan agreement or other material agreement to which the Company is a party or by which the Company or any of its assets is bound, to the extent such violation thereof, conflict therewith, breach thereof, default thereunder or termination thereof would have a Material Adverse Effect.

              (e) CAPITALIZATION. The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, $.01 par value, of which 217,600 shares are designated Series A Preferred Stock, all of which are issued and outstanding, and 142,223 shares are designated Series B Preferred Stock, none of which are issued and outstanding; and (ii) 11,000,000 shares of Common Stock, $.01 par value, of which 6,095,601 shares are issued and outstanding. The holders of outstanding capital stock of the Company have no preemptive rights. The Articles of Amendment have been approved by all requisite corporate action of the Company.

              (f) THE PREFERRED STOCK. The Preferred Stock being offered and sold pursuant to this Agreement has been duly and validly authorized and, when issued for the consideration herein provided, will be duly and validly issued, fully paid and nonassessable.

              (g) CONVERSION SHARES. The Conversion Shares have been duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Stock in accordance with the terms thereof, will be duly and validly authorized and issued, fully paid and nonassessable.

              (h) APPROVALS. Except as may be required under federal and state securities laws (which have been or, in the case of compliance required on a post-sale basis, will be complied with), the execution, delivery and performance of this Agreement by the Company does not require (i) the consent, waiver, approval, license or authorization of or any filing with any person or any governmental authority; or (ii) the approval or authorization of the shareholders of the Company. The issuance of the Preferred Stock pursuant to this Agreement is not subject to the registration or prospectus delivery requirements of Section 5 of the Securities Act.

              (i) LEGAL PROCEEDINGS. There are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company, whether at law or in equity, or before or by any governmental authority; (ii) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Company, which, in either case, could have a Material Adverse Effect.

              (j) SEC FILINGS, ETC. The Company has heretofore delivered to each Purchaser correct and complete copies of the SEC Documents. The SEC Documents were true and correct in all material respects at the time filed with respect to the periods covered thereby; and such reports, as amended, supplemented, or updated by subsequent filings, are true and correct as of the date so amended, supplemented or updated in all material respects, do not contain any misstatement of a material fact and do not omit to state a material fact or any fact required to be stated therein or necessary to make the statements contained therein not materially misleading with respect to the periods covered thereby; and all amendments or supplements thereto required to be filed under the federal securities laws have been so filed. The consolidated financial statements of the Company included in the SEC Documents complied, when filed, with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB promulgated by the SEC) and fairly presented (subject in the case of the unaudited statements, to normal audit adjustments) the financial position of the Company at the dates thereof and the consolidated results of the operations and statement of changes in financial position for the periods then ended. The Company has filed all documents and agreements that were required to be filed as exhibits to the SEC Documents and all such documents and agreements when filed were correct and complete in all material respects.

              (k) ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the financial statements (the "Financial Statements") included in the SEC Documents, or as incurred in the ordinary course of business subsequent to September 30, 1996, as of the date hereof (i) the Company has no material liability of any nature (matured or unmatured, fixed or contingent) that was not provided for or disclosed in the Financial Statements, and (ii) to the best knowledge of the Company, all liability reserves established by the Company and set forth in the Financial Statements were adequate in all material respects for the purposes indicated therein.

              (l) NO CHANGE. Except as disclosed in or contemplated by the SEC Documents, since September 30, 1996 there has not been (i) any material change in the condition (financial or otherwise), operations, results of operations, assets, liabilities, business or prospects of the Company taken as a whole; (ii) any material liability or obligation (contingent or otherwise) incurred by the Company, other than current liabilities (or obligations) or capital leases incurred in the ordinary of business; (iii) any asset or property of the Company made subject to a lien of any kind, except (a) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings provided adequate reserves with respect thereto are maintained on the Company's books in accordance with generally accepted principles; (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings;
(c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (d) deposits to secure the performance of contracts, bids, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business; and (f) liens which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Company's business; (iv) any waiver of any material valuable right of the Company, or the cancellation of any material debt or claim held by the Company;
(v) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the Common Stock of the Company, or any agreement or commitment therefor; (vi) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Company, except, with respect to tangible assets, in the ordinary course of business; (vii) any loan by the Company to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor; (viii) any material damage, destruction or loss (whether or not covered by insurance) which does or may adversely affect the condition (financial or otherwise), operations, results of assets, property, business or prospects of the Company; or (ix) any change in the accounting methods or practices followed by the Company.

              (m) TAXES. The Company has accurately prepared and timely filed or has had accurately prepared and timely filed on its behalf all tax returns which, to the knowledge of the Company, are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Company); and except as set forth on a Schedule hereto, no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

              (n) RELATED PARTY TRANSACTIONS. Except to the extent described in the SEC Documents, no current principal shareholder or current or former director, officer or employee of the Company nor any "affiliate" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of any such person, is currently, or since September 30, 1996 has been, directly or indirectly through his affiliation with any other person or entity, a party to any transaction (other than as an employee, consultant or shareholder) with the Company providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments from or to any such person.

              (o) DISCLOSURE. The representations or warranties made by the Company in this Agreement or, except to the extent modified or amended by subsequent written disclosure to each of the Purchasers through the date hereof, in any other document or certificate furnished in connection herewith did not contain at the time made or, if set forth herein, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading in any material respect. There is no fact known to the Company that materially adversely affects or, other than general economic conditions in the industry in which the Company operates, that the Company reasonably believes will in the future materially adversely affect the business, operations, affairs or condition, financial or otherwise, of the Company, which has not been set forth in this Agreement or in the SEC Documents.

         6. REGISTRATION RIGHTS.

              (a) FILING OF REGISTRATION STATEMENT. The Company shall file with the SEC and use its best efforts to cause to be declared effective on or before May 1, 1997 a registration statement on Form S-3 (the "Registration Statement") covering the Conversion Shares.

              (b) OBLIGATIONS OF THE COMPANY. In connection with the filing of the Registration Statement, the Company shall

                  (i) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement and take such other reasonable action as may be necessary to keep the Registration Statement effective until the earlier of the (A) public sale of the Conversion Shares or
(B) the Conversion Shares becoming capable of full and complete public sale without registration under the Securities Act and to comply with the provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, with respect to the disposition of the Conversion Shares;

                  (ii) Notify the Purchaser, after becoming aware thereof, (A) when the Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective or (B) of any request by the SEC for amendment of or supplement to the Registration Statement or related prospectus or for additional information;

                  (iii) Furnish promptly to the Purchaser such reasonable number of copies of a prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate their disposition of any Conversion Shares;

                  (iv) Use its best efforts to register and qualify the Conversion Shares under the securities or Blue Sky laws of such states as shall be reasonably requested by the Purchaser, and prepare and file in those states such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times during the period the Company is required to maintain the Registration Statement effective, and to take all other actions necessary or advisable to enable the disposition of such securities in such states, provided that the Company shall not be required in connection therewith or as a condition thereto to subject itself to taxation, to qualify to do business or to file a general consent to service of process in any such states; and

                  (v) Notify the Purchaser, at any time when a prospectus relating to the Conversion Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission, and provide the Purchaser with an amended or supplemented prospectus with respect to the Conversion Shares that corrects such untrue statement or omission.

              (c) THE PURCHASER'S OBLIGATIONS. It shall be a condition precedent to the obligations of the Company to the Purchaser to take any action pursuant to this Section that the Purchaser shall furnish to the Company such information regarding the Purchaser, the Conversion Shares and other shares of the Company's Common Stock held by the Purchaser and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Conversion Shares and shall execute such documents in connection with such registration as the Company may reasonably request.

              (d) EXPENSES OF REGISTRATION. All expenses incurred by the Company in complying with this section, including, without limitation, registration and filing fees, fees and expenses of complying with state securities and Blue Sky laws, printing expenses, and fees and disbursements of the Company's counsel and accountants, shall be paid by the Company; provided, however, that all fees and expenses of counsel to the Purchaser and all selling commissions applicable to the disposition of the Conversion Shares shall not be borne by the Company but shall be borne by the Purchaser.

              (e) INDEMNIFICATION.

                  (i) the Company will indemnify and hold harmless the Purchaser, the directors and officers of the Purchaser, if any, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties"), against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein information required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities or Blue Sky law; and the Company will reimburse each Purchaser Indemnified Party, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability, action or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, expense, liability, action or proceeding to the extend that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by the Purchaser.

                  (ii) The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively, the "Company Indemnified Parties") against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto and (B) the omission or alleged omission to state therein information required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such losses, claims, damages, expenses or liabilities are caused by statements made in the Registration Statement in reliance upon and in strict conformity with written information furnished by such Purchaser expressly for use therein; and the Purchaser will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement or any such loss, claim, damage, expense, liability, action or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld.

                  (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extend the indemnifying party so desires to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying and indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this section only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that is may have to any indemnified party otherwise than under this section. The indemnification required by this section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred.

                  (iv) To the extent any indemnification by an indemnifying party is prohibited or limited by law, or is otherwise unavailable to or insufficient to hold harmless an indemnified party, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this section, provided that no parson guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (f) REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Purchaser the benefits of Rule 144 ("Rule 144") under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                  (iii) furnish to the Purchaser, so long as the Purchaser owns any Conversion Shares, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144; (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (C) such other publicly available information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any such securities without registration.

              (g) ASSIGNMENT OF REGISTRATION RIGHTS. Rights under this Agreement may be assigned by the Purchaser to transferees or assignees of the Purchaser's Conversion Shares; provided, however, that the Company is, within a reasonable time after such transfer or assignment, furnished with notice of the name and address of such transferee or assignee and the Conversion Shares with respect to which such registration rights are being assigned; provided, further, that such assignment effectively only if, immediately following such transfer or assignment, the further disposition of the Conversion Shares by the transferee or assignee is restricted under the Securities Act. The term "Purchaser" used in this Agreement includes permitted assignees of rights under this Agreement in accordance with this Section.

         7. COVENANTS OF THE COMPANY. So long as at least 25% of the shares of Preferred Stock sold hereunder or in Subsequent Sales are outstanding, the Company shall:

              (a) REPORTS AND INFORMATION.

                  (i) Furnish to the Purchaser, promptly after filing with the SEC, copies of each Quarterly Report on Form 10-QSB or Form 10-Q, Annual Report on Form 10-KSB or Form 10-K and Current Report on Form 8-K filed by the Company with the SEC; and

                  (ii) Furnish to the Purchaser, promptly after mailing to shareholders, copies of each Annual or Quarterly Report to the Company's shareholders and proxy or information statement relating to a meeting of the Company's shareholders.

              (b) USE OF PROCEEDS COMPLIANCE. On or before each April 15, July 15, October 30 and January 15, commencing April 15, 1997, the Company shall deliver to the Purchaser a certificate executed by the Company's Chief Executive and Chief Operating Officers, certifying as to the Company's compliance during the immediately proceeding calendar quarter with use of proceeds provisions set forth in Section 2 hereof. Such obligation shall cease upon the delivery to the Purchaser of a certificate executed by the Company's Chief Executive and Chief Operating Officers certifying that the entire net proceeds from the sale of the shares of Preferred Stock hereby has been applied in accordance with the provisions set forth in Section 2 hereof.

              (c) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence, its qualification to do business and its good standing in every state where it is or is required to be qualified to do business, except where the failure to be so qualified would not have a Material Adverse Effect; provided that nothing herein shall prevent the Company or any subsidiary of the Company from changing their state of incorporation.

              (d) LICENSES, PERMITS AND FRANCHISES. Maintain, preserve and protect at all times all of its corporate and operational licenses, permits and franchises, and comply with each and all of the terms, conditions and requirements of such licenses, permits and franchises, except to the extent management of the Company determines it is not in the best interest of the Company to do so.

              (e) PROPERTIES. Preserve all of its assets and properties that are used in the conduct of its business and maintain and keep these assets and properties in good repair, working order and condition, and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, betterments and improvements to these assets and properties to preserve and maintain their value, normal wear and tear excepted, so that the business carried on in connection with these assets and properties may be properly conducted at all times, except to the extent management of the Company determines it is not in the best interest of the Company to do so.

              (f) INSURANCE. Maintain (i) "all-risk" insurance at all times on all properties (real and personal) in such amounts as are usually carried by companies engaged in similar businesses; and (ii) insurance against liability to persons for such risks and hazards and in such amounts as are usually carried by companies engaged in similar businesses.

              (g) BOOKS AND RECORDS. Keep at all times complete books of record and accounts, in conformity with generally accepted accounting principles as revised from time to time, with full, true and correct entries of all dealings and transactions in relation to the Company's business and affairs, and reasonably protect such books and accounts against loss or damage.

              (h) PAYMENT OF TAXES. Timely file or cause to be filed any and all federal, state and local tax returns and reports and timely pay and discharge any and all taxes and assessments, and any and all federal, state and local governmental impositions, fees, charges and/or levies, including but not limited to, any income taxes, municipal taxes, real estate and personal property taxes, social security, unemployment, excise and withholding taxes, and the like imposed upon the Company, its operations, or upon its income and profits, or upon all or any part of its properties, real, personal or mixed, or upon its payroll, in each case before the same becomes delinquent and before penalties accrue thereon.

              (i) STATUTORY COMPLIANCE. At all times, conduct its business in accordance with, and comply in all material respects with, all applicable statutes, regulations, judgments, decrees, resolutions and orders of, and all applicable restrictions imposed by, any and all governmental entities and/or authorities, federal, state, local and non-U.S., judicial or administrative, applicable to the conduct of the Company's businesses and activities (including environmental and other regulatory requirements) or the ownership or operation of its properties, licenses, permits and/or franchises, particularly those pertaining to the business it currently operates.

              (j) CONTRACTUAL COMPLIANCE. Pay and discharge all of the Company's indebtedness and obligations promptly and in accordance with their terms and substantially comply with the terms and conditions of any indentures, agreements, contracts or other instruments to which it is party or which may affect its assets or properties or enter into mutually satisfactory agreements with the other parties to such documents and instruments; provider, however, that nothing herein shall prevent the Company from withholding payment or otherwise failing to comply with any agreement, if its management determines it to be in the best interest of the Company to do so and if such action will not result in any Material Adverse Effect.

              (k) CONDUCT OF BUSINESS. Carry on its business and activities diligently and consistent with prudent business practice for a company of the size and character of the Company and will use its best efforts to preserve its present relationship with suppliers, customers and others having business relationships with it, except to the extent that management of the Company determines it is not in the best interest of the Company to do so.

              (l) DIVIDENDS. Without the consent of holders of a majority of the outstanding Preferred Stock sold hereunder or in Subsequent Sales, the Company shall not:

                  (i) Declare or pay any dividend (except for dividends paid in respect of the Company's preferred stock) or make any other distributions on shares of capital stock, other than (A) regular quarterly cash dividends on Common Stock, provided that at the times such cash dividends are declared and paid, Company is not in default with respect to payment of cash dividends on the Preferred Stock or (B) dividends payable solely in shares of Common Stock; or

                  (ii) Repurchase any shares of Common Stock.

              (m) ADJUSTMENTS BASED ON SUBSEQUENT SALES. In the event that the Company subsequent to the date of this Agreement sells any or all of the authorized but unissued Preferred Stock, the Company shall give the Purchaser written notice of the closing of each such sale, together with a summary of the material sale terms, not later than two business days following such closing (such notice and summary of terms is referred to herein as a "Notice of Subsequent Sale"). The Purchaser each shall have the right, by written notice to the Company given not less than five calendar days following receipt of the Notice of Subsequent Sale, to compel the Company to amend this Agreement and/or the Articles of Amendment to incorporate those covenants, terms and/or conditions described in the Notice of Subsequent Sale reasonably deemed more favorable by the Purchaser than those contained in this Agreement and/or the Articles of Amendment.

         8. NOTICES. All notices, reports and other communications to the Purchaser of the Company hereunder shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective persons and addresses specified below (or to such other persons or addresses as may be specified in writing to the other party):

             If to the Purchaser, to:    The address as set forth on
                                         Schedule I hereto

             With a copy to:             Keane Securities Co., Inc.
                                         50 Broadway
                                         New York, New York  10004
                                         Attn:  Mr. Walter O'Hearn
                                         Fax No:  (212) 509-6613

             If to the Company, to:      Big Entertainment, Inc.
                                         2255 Glades Road
                                         Suite 237W
                                         Boca Raton, Florida 33431
                                         Attn:  Mr. Mitchell Rubenstein
                                                Chief Executive Officer
                                         Fax No.:  (561) 998-8006

             With a copy to:             Broad and Cassel
                                         Miami Center, Suite 3000
                                         201 South Biscayne Boulevard
                                         Miami, Florida 33131
                                         Attn:  Dale S. Bergman, P.A.
                                         Fax No.:  (305) 373-9443

         Any notice or communication given in conformity with this Section shall be deemed to be effective when received by the addressee if delivered by hand or overnight courier or by facsimile (with confirmed receipt), and three days after mailing, if mailed.

         9. NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of the Purchaser or the Company to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         10. AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision(s) intended to be amended, modified, waived, terminated or discharged and signed by the Purchaser and the Company, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Purchasers and the Company.

         11. INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to indemnify and hold the Purchaser and its affiliates, directors, officers, employees and agents (collectively, the "Purchaser Indemnitees") harmless from, and to reimburse each of the Purchaser Indemnitees for, on an after-tax basis, any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever (including, but not limited to, reasonable attorney's fees and costs) arising out of, based upon or resulting from (a) any inaccuracy in or any breach of any representation or warranty of the Company contained in this Agreement, certificate or other written instrument or document delivered by the Company pursuant hereto or (b) any breach of any of the covenants, agreements or undertakings of the Company contained in or made pursuant to this Agreement.

         12. INDEMNIFICATION BY THE PURCHASER. The Purchaser hereby agrees to indemnify and hold the Company and its subsidiaries, affiliates, directors, officers, employees and agents (collectively, "the Company Indemnitees") harmless from, and to reimburse each of the Company Indemnitees for, on an after-tax basis, any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever (including, but not limited to, reasonable attorney's fees and costs) arising out of, based upon or resulting from (i) any inaccuracy in or any breach of any representation or warranty of the Purchaser contained in this Agreement, certificate or other written instrument or document delivered by the Purchaser pursuant hereto or
(ii) any breach of any of the covenants, agreements or undertakings of the Purchaser contained in or made pursuant to this Agreement.

         13. INTEGRATION. This Agreement, including the Schedule hereto, represents the entire understanding and agreement of the parties with respect to the subject matter hereof. No other representations, statements or warranties have been made, other than what is written herein.

         14. ATTORNEYS' FEES. Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred in the enforcement of this Agreement, shall be paid to the prevailing party by the non-prevailing party, upon demand.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which may be considered one and the same agreement and each of which shall be deemed an original.

         16. GOVERNING LAW. This Agreement shall be enforced, governed and construed in all respects in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the date first written above.

                                           THE COMPANY:

                                           BIG ENTERTAINMENT, INC.



                                           By:  /s/ MITCHELL RUBENSTEIN
                                                ------------------------------
                                                Name:  Mitchell Rubenstein
                                                Title: Chief Executive Officer


                                           PURCHASER:

                                           AURIC PARTNERS LIMITED



                                           By:
                                               -------------------
                                                Name:
                                                Title:

                                   SCHEDULE I

                                  THE PURCHASER


    NAME AND ADDRESS                         NUMBER OF SHARES PURCHASED
-------------------------                    --------------------------

Auric Partners Limited                                 20,000
7575 East Fulton Road
Ada, MI  49355
EIN ###-##-####